Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholdr Services - Statements and Reports" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated October 29, 2012 relating to the financial statements of AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, AllianceBernstein Tax-Managed Conservative Wealth Strategy, AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy and AllianceBernstein Conservative Wealth Strategy, each a series of The AllianceBernstein Portfolios, for the fiscal year ended August 31, 2012 which are incorporated by reference in this Post-Effective Amendment No. 84 to the Registration Statement (Form N-1A No. 33-12988) of The AllianceBernstein Portfolios.

                                                           /s/ ERNST & YOUNG LLP


New York, New York
December 26, 2012